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                                                                     EXHIBIT 8.1

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

                                                BAKER & MC.KENZIE
EUROPE                      ASIA                ATTORNEYS AT LAW             NORTH AND
MIDDLE EAST                 PACIFIC                                          SOUTH AMERICA
--------------------------  ----------------      CHEVRON TOWER              -------------------------------------------------
AMSTERDAM   MADRID          ALMATY             1301 McKINNEY STREET          BOGOTA         JUAREZ           SAN DIEGO
BAHRAIN     MILAN           BAKU                    SUITE 3300               BRASILIA       MEXICO CITY      SAN FRANCISCO
BARCELONA   MOSCOW          BANGKOK             HOUSTON, TEXAS 77010         BUENOS AIRES   MIAMI            SANTIAGO
BERLIN      MUNICH          BEIJING            TELEPHONE (713) 427-5000      CALGARY        MONTERREY        SAO PAULO
BRUSSELS    PARIS           HANOI              FACSIMILE (713) 427-5099      CARACAS        NEW YORK         TIJUANA
BUDAPEST    PRAGUE          HO CHI MINH CITY       www.bakernet.com          CHICAGO        PALO ALTO        TORONTO
CAIRO       RIYADH          HONG KONG                                        DALLAS         PORTO ALEGRE     VALENCIA
DUSSELDORF  ROME            MANILA                                           GUADALAJARA    RIO DE JANEIRO   WASHINGTON, D.C.
FRANKFURT   ST. PETERSBURG  MELBOURNE                                        HOUSTON
GENEVA      STOCKHOLM       SINGAPORE
KYIV        WARSAW          SYDNEY
LONDON      ZURICH          TAIPEI
                            TOKYO
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                                  May 21, 2002




Weatherford International Ltd.
c/o Corporate Managers (Barbados) Ltd.
First Floor, Trident House
Lower Broad Street
Bridgetown, Barbados

Ladies and Gentlemen:

      We have acted as United States tax counsel to Weatherford International Ltd., a Bermuda exempted company ("Weatherford Bermuda"), and Weatherford International, Inc., a Delaware corporation ("Weatherford Delaware"), in connection with (i) the merger of Weatherford Merger, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Weatherford Bermuda ("Merger Sub"), with and into Weatherford Delaware (the "Merger"), pursuant to the Agreement and Plan of Merger, dated as of May 8, 2002 (the "Agreement"), among Weatherford Bermuda, Weatherford Delaware, Weatherford U.S. Holdings, L.L.C., a Delaware limited liability company and an indirect, wholly-owned subsidiary of Weatherford Bermuda ("U.S. Holdings"), and Merger Sub, and (ii) the preparation and filing of the registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, on April 5, 2002. This opinion is being furnished to you at your request. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

      In connection with this opinion we have examined the Agreement, the Registration Statement and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. We have relied upon statements, representations, and covenants made by Weatherford Bermuda, Weatherford Delaware, U.S. Holdings, and Merger Sub including the representations and covenants set forth in letters from Weatherford Bermuda, Weatherford Delaware, U.S. Holdings and Merger Sub dated May 21, 2002, and we have assumed that such statements and representations are true without regard to any qualifications as to knowledge and belief. For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined and the facts and representations concerning the Merger that have come to our attention during our engagement, (ii) the genuineness of all signatures, the legal capacity of all natural

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Weatherford International, Inc.
May 21, 2002
Page 2


persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, (iii) that all relevant documents have been, or will be, validly authorized, executed, delivered and performed by all of the relevant parties, and (iv) that the Merger will be consummated in accordance with the terms of the Agreement and as described in the Registration Statement and that none of the terms and conditions contained therein will have been waived or modified in any respect prior to the effective date of the Merger. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

      In rendering the opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings and other administrative guidance of the Internal Revenue Service (the "Service"), and such other authorities as we have considered relevant, all as of the date hereof. It should be noted that statutes, regulations, judicial decisions, and administrative guidance are subject to change at any time and may be effective retroactively. A change in the authorities or the truth, accuracy, or completeness of any of the facts, information, documents, corporate records, covenants, statements, representations, or assumptions on which our opinion is based could affect our conclusions.

      Although the discussion in the proxy statement/prospectus under the caption "Income Tax Consequences of the Merger---U.S. Income Tax Consequences of the Merger" (the "Tax Discussion") does not purport to discuss all possible United States federal income tax consequences of the Merger, we are of the opinion that, based solely upon and subject to the limitations, qualifications, exceptions, and assumptions set forth herein and in the Tax Discussion, (i) neither Weatherford Bermuda, Weatherford Delaware, U.S. Holdings, or Merger Sub will recognize any gain or loss solely as a result of the Merger, and (ii) the Tax Discussion constitutes, in all material respects, a fair and accurate summary under current law of the anticipated United States federal income tax consequences to Weatherford Delaware's current stockholders of the Merger and the receipt, ownership, and disposition of Weatherford Bermuda shares.

      The opinion set forth above does not address all of the United States federal income tax consequences of the Merger. Except as expressly set forth above, we express no other opinion, including any opinion as to the United States federal, state, local, foreign or other tax consequences of the Merger. Our opinion represents only our interpretation of the law and has no binding, legal effect on, without limitation, the Service or any court. It is possible that contrary positions may be asserted by the Service and that one or more courts may sustain such contrary positions. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise the opinion to reflect any changes, including changes which have retroactive effect, (i) in applicable law, or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect, or incomplete.

      This letter is furnished to you for use in connection with the Merger, as described in the Agreement and proxy statement/prospectus, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the


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Weatherford International, Inc.
May 21, 2002
Page 3


caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

                                Very truly yours,


                                /s/ BAKER & McKENZIE
                                Baker & McKenzie